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                                                                   EXHIBIT 10.03

                                     FORM OF

                              AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                                   DATED AS OF

                                 JUNE ___, 1996

                                      AMONG

                            GRADALL INDUSTRIES, INC.,

                     MLGA FUND II, L.P., AND ITS AFFILIATES,

                               JACK D. RUTHERFORD,

                                DAVID T. SHELBY,

                                  THE MANAGERS

                                       AND

                           THE INSTITUTIONAL INVESTORS


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                                   DEFINITIONS

1.1  Definitions..............................................................1

                                    ARTICLE 2
                                IPO TRANSACTIONS

2.1  Selling Stockholders.....................................................3
2.2  Redemption of Preferred Shares...........................................4
2.3  Effective Date...........................................................4
2.4  Waiver...................................................................4

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

3.1  General..................................................................4
3.2  Legend on Certificates...................................................4
3.3  Permitted Transferees....................................................5

                                    ARTICLE 4
                               REGISTRATION RIGHTS

4.1  Demand Registration......................................................5
4.2  Incidental Registration..................................................7
4.3  Holdback Agreements......................................................8
4.4  Registration Procedures..................................................8
4.5  Indemnification by the Company..........................................10
4.6  Indemnification by Holders..............................................11
4.7  Conduct of Indemnification Proceedings..................................11
4.8  Contribution............................................................11
4.9  Participation in Public Offering........................................13

                                    ARTICLE 5
                                 CONFIDENTIALITY

5.1  Confidentiality.........................................................13

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                                    ARTICLE 6
                                  MISCELLANEOUS

6.1  Entire Agreement........................................................14
6.2  Binding Effect; Benefit.................................................14
6.3  Assignability...........................................................14
6.4  Information.............................................................14
6.5  Notices.................................................................14
6.6  Headings................................................................16
6.7  Counterparts............................................................16
6.8  Applicable Law..........................................................16
6.9  Specific Enforcement....................................................16
6.10  Consent to Jurisdiction................................................16

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               FORM OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         This Amended and Restated Shareholders Agreement dated as of August ___, 1996, but effective on the "Effective Date" as defined in Section 2.3 hereof, among Gradall Industries, Inc., a Delaware corporation (the "Company"), MLGA Fund II, L.P., a Delaware limited partnership ("MLGA") and its affiliates whose names are set forth on the signature pages hereof (collectively the "MLGA Entities"), Jack D. Rutherford and David T. Shelby (collectively, the "Minority Shareholders"), and the managers of The Gradall Company whose names are set forth on the signature pages hereof (individually, a "Manager" and collectively the "Managers").

                                   WITNESSETH:

         WHEREAS, the MLGA Entities, the Minority Shareholders and the Managers (the "Shareholders") are parties to a Shareholders Agreement dated as of October 13, 1995 (the "Shareholders Agreement") together with The Marlborough Capital Investment Fund, L.P. and Mellon Ventures, Inc. (collectively the "Institutional Investors");

         WHEREAS, the Company is planning an initial underwritten public offering of its Common Stock and in connection therewith the Company and the Shareholders desire to amend and restate the Shareholders Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Board" means the board of directors of the Company.

         "Bylaws" means the bylaws of the Company, as amended from time to time.

         "Common Stock" means the common stock, par value $.001 per share, of the Company.

         "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

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         "Effective Date" means the date determined in accordance with the provisions of Section 2.3 hereof.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Gradall" means The Gradall Company, an Ohio corporation.

         "Initial Public Offering" or "IPO" means the first Public Offering of the Company with respect to approximately 3,500,000 Shares, underwritten by the Underwriters, as described in a Registration Statement on Form S-1 filed with the SEC on June 25, 1996.

         "Institutional Investors" has the meaning set forth in the recitals hereto.

         "Minority Shareholders" has the meaning set forth in the recitals hereto and "Minority Shareholder" means any of the Minority Shareholders.

         "MLGA Entities" means MLGA, any partner of MLGA, any Affiliate of MLGA and any Affiliate of any partner of MLGA and "MLGA Entity" means any one of such Persons.

         "Permitted Transferee" means:

         (a) in the case of any Minority Shareholder or Manager (i) a Person to whom Shares are transferred from such Shareholder by will or the laws of descent and distribution, (ii) the issue or spouse of such Shareholder, (iii) a trust that is for the exclusive benefit of such Shareholder or such Shareholder's Permitted Transferees under (i) and (ii) above; and

         (b)  in the case of MLGA or any MLGA Entity, any MLGA Entity.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Shares" means at any time all shares of Series A Preferred Stock, par value $.01 per share of the Company, held by the Minority Shareholders or any of their Permitted Transferees at such time.

         "Public Offering" means an underwritten public offering of Registrable Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Recapitalization Agreement" means the Recapitalization Agreement dated as of September 15, 1995 among the Company, MLGA and the Minority Shareholders.

         "Registrable Stock" means any shares of Common Stock until (i) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are freely transferable by the holder thereof pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such shares are otherwise transferred, the Company has

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delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to this Agreement and such shares may be resold without subsequent registration under the Securities Act.

         "Registration Expenses" means with respect to any Registrable Stock,
(i) all SEC registration and filing fees, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (iii) printing expenses, (iv) reasonable fees of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4.4(g) hereof), (v) the reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for all Shareholders participating in the offering selected by the holders of a majority of Shares to be sold for the account of all Shareholders participating in the offering, (vii) fees payable to the National Association of Securities Dealers, Inc. and (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "Rule 144" means Rule 144 (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 6.3 or otherwise, so long as such Person shall beneficially own any Shares.

         "Shares" means at any time all shares of Common Stock held by the Shareholders or any of their Permitted Transferees at such time.

         "Transfer" has the meaning set forth in Section 3.1.

         "Underwriters" means Dillon, Read & Co., Inc. and McDonald & Company Securities, Inc.

                                    ARTICLE 2
                                IPO TRANSACTIONS

         2.1 Selling Stockholders. Each party identified on Exhibit A hereto (a) shall sell that number of Shares as is set forth after such parties' name on Exhibit A to the Underwriters on the basis provided in an underwriting agreement to be entered into by and between the Company and the Underwriters in connection with the IPO and (b) shall complete and execute all

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questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required in connection with the IPO.

         2.2 Redemption of Preferred Shares. Upon the closing of the IPO, the Company shall purchase all outstanding Preferred Shares at a per share purchase price of $14,285.71 payable in cash. On or before the Effective Date, the Minority Shareholders shall deliver to the Company the certificates representing the Preferred Shares, together with executed stock powers transferring all interest in the Preferred Shares to the Company, free and clear of all liens, claims and encumbrances.

         2.3 Effective Date. This Agreement shall become effective upon the SEC's declaration of the effectiveness of the Registration Statement on Form S-1 filed with the SEC in connection with the IPO, (the "Effective Date"), provided that the IPO is consummated in accordance with the terms and conditions of the underwriting agreement by and between the Company and the Underwriters. If the Registration Statement does not become effective or if the IPO is not consummated by September 31, 1996, this Agreement shall be void and of no force or effect, and the Shareholders Agreement shall remain in full force and effect, without modification.

         2.4 Waiver. Each of the Shareholders hereby waive any and all notices required to be given by the Company under the terms of the Shareholders Agreement in connection with the filing of the Registration Statement on Form S-1 with the SEC and the IPO and, except as provided in Section 2.1 hereof, waive any rights it may have to have Registrable Stock held by it included in such Registration Statement.

                                    SECTION 3
                            RESTRICTIONS ON TRANSFER

         3.1 General. None of the Shareholders or their Permitted Transferees will directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any Shares, except
(i) in compliance with the Securities Act or (ii) pursuant to the exemption from registration provided under Rule 144 under the Securities Act.

         3.2 Legend on Certificates. (a) In addition to any other legend that may be required, each certificate for Shares that is issued to any Shareholder shall bear a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

         (b) If any Shares shall cease to be Registrable Stock, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 3.2(a) endorsed thereon.

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         3.3 Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, each of the Shareholders may at any time transfer any or all of its Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state or foreign securities laws.

                                    ARTICLE 4
                               REGISTRATION RIGHTS

         4.1 Demand Registration. (a) The MLGA Entities holding a majority of the total shares of Registrable Stock held by the MLGA Entities shall be entitled to request the Company to register under the Securities Act, at any time and from time to time, all or a portion of the Registrable Stock held by any MLGA Entity substantially on the terms and conditions provided below, except that Section 4.1(a)(x) and Section 4.1(a)(y) shall not apply. After the first anniversary of the Effective Date, upon the written request of the Minority Shareholders or their Permitted Transferees holding a majority of the total shares of Registrable Stock held by the Minority Shareholders and their Permitted Transferees (the parties making the request hereinafter referred to as the "Selling Shareholders"), requesting that the Company effect the registration under the Securities Act of all or a portion of such Registrable Stock, and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Shareholders at least 30 days prior to the intended effectiveness of such registration statement, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                  (i) the Registrable Stock which the Company has been so requested to register by the Selling Shareholders; and

                  (ii) all other Registrable Stock which the Company has been requested to register by any other Shareholder or their Permitted Transferees (together with the Selling Shareholders, the "Holders") by written request received by the Company within fifteen (15) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Stock), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Stock so to be registered; provided that

                  (x) the Company shall not be obligated to file a registration statement relating to a registration request made by any Selling Shareholders under this Section 4.1(a) within a period of six months after the effective date of any other registration statement of Common Stock other than any registration statement relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with an acquisition by the Company of a business or assets,

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                  (y) subject to Section 4.1(f) hereof, the Company shall not be obligated to effect more than one registration pursuant to a request by the Minority Shareholders and their Permitted Transferees under this
         Section 4.1.

Promptly after the expiration of the fifteen (15) day period referred to in
Section 4.1(a)(ii) hereof, the Company will notify all the Holders to be included in the registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Shareholders requesting a registration under this Section 4.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability (except as set forth in Section 4.1(b) hereof) to any of the other Holders or the Company, by providing a written notice to the Company revoking such request, but, if such revocation occurs after the registration statement is filed with the SEC, the Company shall be deemed to have effected one registration pursuant to the request of such Selling Shareholder for the purpose of satisfying its obligation under clause (y) above. Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall be construed as requiring the Company to register any of its securities other than shares of Registrable Stock.

         (b) Except as otherwise provided, the Company will pay all Registration Expenses in connection with any registration which is requested pursuant to this
Section 4.1. The Company shall not be liable for Registration Expenses in connection with a registration that shall not have become effective due to a revocation by the Selling Shareholders requesting such registration under this
Section 4.1. In such event, the obligation to pay the Registration Expenses in connection with such revoked registration shall be due and payable by the Selling Shareholders.

         (c) Except as otherwise indicated herein, a registration requested pursuant to this Section 4.1 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days in the aggregate (or such shorter period in which all Registrable Stock of the Holders included in such registration have actually been sold thereunder); provided that if after any registration statement requested pursuant to this
Section 4.1 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court primarily due to the actions or omissions to act of the Company and (ii) less than 75% of the Registrable Stock included in such registration has been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be considered a registration requested pursuant to Section 4.1 hereof.

         (d) If any requested registration pursuant to this Section 4.1 is in the form of a Public Offering, the Board shall have the right, subject to the approval of MLGA, which approval shall not be unreasonably withheld, to select their manager or co-managers that will administer the offering. The Company may require the offering pursuant to such Demand Registration to be in the form of a firm commitment underwritten offering. In that event, all Registrable Stock to be registered shall be registered for sale only in such underwritten offering.

         (e) If a requested registration pursuant to this Section 4.1 involves a Public Offering and the managing underwriter shall advise the Company that, in its view, (i) the number of shares of Common Stock requested to be included in such registration (including any Common

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Stock which the Company requests to be included), exceeds the largest number of shares of Common Stock and/or the largest number of Shares owned by Shareholders, as the case may be, which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                  (i) first, all shares of Registrable Stock requested to be included in such registration by any Holder or otherwise proposed to be included in such registration (allocated, if necessary for the offering not to exceed the Maximum Offering Size, among such Holders in the proportion (expressed as a percentage) that such Holder's ownership of Shares bears to all outstanding Shares owned by all Holders who desire to participate in such registration; and

                  (ii) second, all shares of Common Stock proposed to be registered by the Company.

         (f) If Registrable Stock representing at least 50% of the number of shares of Common Stock requested to be registered by the Selling Shareholders is not included in any registration requested pursuant to Section 4.1(a), then the Selling Shareholders shall be granted one additional registration under Section 4.1(a).

         4.2 Incidental Registration. If the Company proposes to register any shares of its Common Stock under the Securities Act for its own account (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms,
(B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (C) in connection with a direct or indirect acquisition by the Company of a business or assets or (D) pursuant to a registration under Section 4.1 hereof) in a manner which would permit registration of Registrable Stock for sale to the public under the Securities Act, it will each such time, subject to the provisions of
Section 4.2(b) hereof, give prompt written notice to the Shareholders of its intention to do so and of such Shareholders' rights under this Section 4.2, at least 20 days prior to the anticipated filing date of the registration statement relating to such registration. Any such notice shall offer each Shareholder the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Shareholder may request (an "Incidental Registration"). Upon the written request of any such Shareholder made within ten
(10) days after the receipt of notice from the Company (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Shareholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Stock Act which the Company has been so requested to register by the Shareholders; provided that (i) if such registration involves a Public Offering, all Shareholders requesting to be included in the Company's registration must sell their Registrable Stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company (or other party requesting the registration) and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 4.2(a) and prior to the effective date of the registration statement filed in connection with such registration, it shall be determined for any reason not to register such stock, the Company shall give written notice to all Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration. No registration effected under this Section 4.2 shall

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relieve the Company of its obligations to effect a registration upon request to the extent required by Section 4.1 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 4.2.

         (b) If a registration pursuant to this Section 4.2 involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock intended to be included in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, all shares of Common Stock proposed to be registered by the Company; and

                  (ii) second, all shares of Registrable Stock requested to be included in such registration by any Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, among such Shareholders in the proportion (expressed as a percentage) that such Shareholder's ownership of Shares bears to all outstanding Shares owned by such Shareholders at such time).

         4.3 Holdback Agreements. If any registration of Registrable Stock shall be in connection with a Public Offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Stock, and not to effect any such public sale or distribution of any other Common Stock of the Company or of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such Public Offering) during the fourteen (14) days prior to, an during the 180 day period (or such shorter period as requested by any underwriter) which begins on the effective date of such registration statement (except as part of such registration), provided that each Shareholder has received written notice of such registration at least two business days prior to the anticipated beginning of the fourteen-day period referred to above.

         4.4 Registration Procedures. Whenever any shares of Registrable Stock are requested to be registered pursuant to Section 4.1 or 4.2 hereof, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective for a period of not less than 90 days.

                  (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of

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
such registration statement as proposed to be filed, and thereafter the Company will furnish to such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder.

                  (c) After the filing of the registration statement, the Company will promptly notify each Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use its best efforts to (i) register or qualify the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as any Holder reasonably (in light of such Holder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Stock owned by such Holder' provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (e) The Company will immediately notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Holder any such supplement or amendment.

                  (f) The Board may select, subject to the approval of MLGA, which approval shall not be unreasonably withheld, such underwriter or underwriters as it may deem appropriate. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Stock.

                  (g) The Company will furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of the Holders or the managing underwriter therefor reasonably requests.

                  (h) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon

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
as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(e) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(e) hereof.

         4.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus, as amended or supplemented, was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock to such person if it is determined that the Company has provided such prospectus and such prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 4.5.

         4.6 Indemnification by Holders. Each Holder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus. Each such Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.6. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 4 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

                  4.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sough pursuant to
Article 4, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such counsel representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         4.8 Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Holder on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holders or by the underwriters and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.8, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute pursuant to this
Section 4.8 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

         4.9 Participation in Public Offering. No person may participate in any Public Offering hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         5.1 Confidentiality. (a) Each Shareholder agrees that it will use Confidential Information only in connection with its investment in the Company and not in any way to the competitive disadvantage of the Company. Each Shareholder further acknowledges and agrees that he or it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) only in connection with advising the Shareholders in connection with its investment in the Company, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject),
(iii) to any Person to whom such Shareholder is contemplating a transfer of his or its Shares, provided that such transfer would not be in violation of the provisions of this Agreement and as long as such Person is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

                  (b) "Confidential Information" means any information concerning the Company, its financial condition, business, operations or prospects in the possession of or to be furnished to any Shareholder; provided that the term "Confidential Information" does not include information which (i) was or becomes generally available publicly other than as a result of a disclosure by a Shareholder or his or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "Representatives") in violation of the Recapitalization Agreement, this Agreement or any confidentiality agreement executed in accordance herewith or (ii) becomes available to a Shareholder on a nonconfidential basis from a source other than the Company, any regulatory entity, or another Shareholder or his or its Representatives, provided that such source is not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with the Company or another Person.

                  (c) Each Shareholder agrees that money damages would not be a sufficient remedy for any breach of this Section 5.1 by such Shareholder or any of his or its Representatives and that, in addition to all other remedies which may be available, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties and hereto with respect to the subject matter hereof.

         6.2 Binding Effect; Benefit. Upon the occurrence of the Effective Date, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         6.3 Assignability. This Agreement shall not be assignable by any party hereto, except (i) this Agreement shall be binding upon and inure to the benefit of all transferees that are Affiliates of MLGA and (ii) that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Shareholder," and any Shareholder who ceases to beneficially own any Shares or Preferred Shares shall cease to be bound by the terms hereof.

         6.4 Information. The Company shall provide each Shareholder with annual audited and quarterly unaudited financial statements.

         6.5 Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

         if to the Company:

                  Gradall Industries, Inc.
                  406 Mill Avenue S.W.
                  New Philadelphia, Ohio  44663
                  Attention: Barry Phillips
         if to an MLGA Entity:

                  c/o MLGA Fund II, L.P.
                  2 Greenwich Plaza
                  Greenwich, Connecticut  06830
                  Attention: Sangwoo Ahn
                  Fax: (203) 3554

         with a copy to (such copy not to constitute notice):

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: William L. Rosoff
                  Fax: (212) 450-4800

         if to the Minority Shareholders:

                  Jack D. Rutherford
                  11679 Briarwood Lane
                  Burr Ridge, Illinois  60525

                  and

                  David T. Shelby
                  559 Oak Street
                  Winnetka, Illinois  60093
                  Fax: (708) 441-8969

         with a copy to (such copy not to constitute notice):

                  Laser, Pokorny, Schwartz, Friedman & Economos
                  205 N. Michigan Avenue
                  Suite 3800
                  Chicago, Illinois  60601
                  Attention: Bruce M. Friedman
                  Fax: (312) 540-0610

         if to the Managers:

                  c/o The Gradall Company
                  406 Mill Avenue S.W.
                  New Philadelphia, Ohio  44663
                  Attention: Name of Manager

         Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

         6.6 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6.8 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE,
WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         6.9 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         6.10 Consent to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Delaware over any suit, action or proceeding arising out of or relating to this Agreement and waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue of any such suite, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRADALL INDUSTRIES, INC.

By:_________________________________
Title:

MLGA FUND II, L.P.

By: MLGAL Partners, as General Partner

         By:___________________________
         Title:

- ------------------------------------
Sangwoo Ahn

- ------------------------------------
Perry J. Lewis

- ------------------------------------
John A. Morgan

- ------------------------------------
William C. Ughetta, Jr.

- ------------------------------------
Ira Starr

- ------------------------------------
The Nippon Credit Bank, Inc.

MINORITY SHAREHOLDERS:

- ------------------------------------
Jack D. Rutherford

- ------------------------------------
David T. Shelby

MANAGERS:

- ------------------------------------
Barry L. Phillips

- ------------------------------------
David S. Williams

- ------------------------------------
Bruce A. Jonker

- ------------------------------------
James C. Cahill

- ------------------------------------
Joseph H. Keller

- ------------------------------------
Ky Kuehling

- ------------------------------------
Michael Haberman

- ------------------------------------
Matthew Stear

- ------------------------------------
John Arnold

- ------------------------------------
Phillip Keller